UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (date of earliest event reported): October 27, 2025

Talen Energy Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-37388	47-1197305
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)
2929 Allen Pkwy, Suite 2200
Houston, TX 77019
(Address of principal executive offices) (Zip Code)
(888) 211-6011
(Registrant’s telephone number, including area code)
Not applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	TLN	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.
The Offerings
On October 27, 2025, Talen Energy Supply, LLC (“TES”), a direct wholly owned subsidiary of Talen Energy Corporation (the “Company”), completed its previously announced offerings (the “Offerings”) of $1.40 billion in aggregate principal amount of 6.250% senior notes due 2034 (the “2034 Notes”) and $1.29 billion in aggregate principal amount of 6.500% senior notes due 2036 (the “2036 Notes” and together with the 2034 Notes, the “Notes”) in private offerings that were exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”).
The 2034 Notes were issued under an indenture, dated October 27, 2025 (the “2034 Notes Indenture”), by and among TES, the guarantors party thereto and Citibank, N.A., as trustee. The 2036 Notes were issued under an indenture, dated October 27, 2025 (the “2036 Notes Indenture”), by and among TES, the guarantors party thereto and Citibank, N.A., as trustee. The 2034 Notes mature on February 1, 2034 and bear interest at a rate of 6.250% per annum, payable semi-annually in arrears on February 1 and August 1 of each year, commencing on August 1, 2026. The 2036 Notes mature on February 1, 2036 and bear interest at a rate of 6.500% per annum, payable semi-annually in arrears on February 1 and August 1 of each year, commencing on August 1, 2026. Each of the 2034 Notes and the 2036 Notes are guaranteed by TES’s current and future wholly owned domestic subsidiaries that guarantee TES’s credit facilities.
Each series of Notes are subject to customary negative covenants, including but not limited to, certain limitations on incurrence of liens, but do not contain any financial covenants. The 2034 Notes Indenture and 2036 Notes Indenture also each contain customary affirmative covenants, events of default, and remedies (including acceleration) and are subject to mandatory redemption provisions in the event that one or both of the Acquisitions (as defined herein) are not completed. Additionally, TES may redeem the 2034 Notes and 2036 Notes, at its option, in whole or in part, at any time and from time to time prior to their maturity, as described in the 2034 Notes Indenture and 2036 Notes Indenture, respectively.
As previously announced, TES intends to use the net proceeds of the Offerings, together with the net proceeds of its $1.2 billion senior secured term loan B credit facility, to fund the acquisitions (each an “Acquisition” and collectively, the “Acquisitions”) of (i) the Freedom Energy Center, a 1,045 MW natural gas fired combined cycle generation plant located in Luzerne County, Pennsylvania and (ii) the Guernsey Power Station, a 1,836 MW natural gas fired combined cycle generation plant located in Guernsey County, Ohio. Each Acquisition is being made pursuant to a purchase and sale agreement each dated July 17, 2025, by and among Talen Generation, LLC, an indirect wholly owned subsidiary of the Company, and affiliates of Caithness Energy, L.L.C.
The foregoing description is qualified in its entirety by reference to the full text of the 2034 Notes Indenture and 2036 Notes Indenture and the forms of the 2034 Notes and 2036 Notes, copies of which are filed as Exhibits 4.1, 4.2, 4.3 and 4.4 to this Current Report on Form 8-K (this “Report”) and each of which is incorporated by reference into this Item 1.01.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet.
The disclosures under Item 1.01 of this Report are also responsive to this Item 2.03 and are incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.
On October 27, 2025, the Company issued a press release announcing the closing of the Offerings.

A copy of the press release announcing the closing of the Offerings is furnished as Exhibit 99.1 to this Report and is incorporated herein by reference.

The information provided under this Item 7.01 and in Exhibit 99.1 hereto is being furnished and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. Such information shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act or the Exchange Act.
ii

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits:

Exhibit No.	Description.
4.1	Indenture, dated October 27, 2025, by and among Talen Energy Supply, LLC, the guarantors party thereto, and Citibank, N.A., as trustee (relating to the 2034 Notes).
4.2	Form of 6.250% Senior Notes due 2034 (incorporated by reference to Exhibit 4.1 filed herewith).
4.3	Indenture, dated October 27, 2025, by and among Talen Energy Supply, LLC, the guarantors party thereto, and Citibank, N.A., as trustee (relating to the 2036 Notes).
4.4	Form of 6.500% Senior Notes due 2036 (incorporated by reference to Exhibit 4.3 filed herewith).
99.1	Press Release announcing the closing of the Offerings dated October 27, 2025.
104	Cover Page Interactive Data File (cover page XBRL tags embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TALEN ENERGY CORPORATION
Date:	October 27, 2025	By:	/s/ Terry L. Nutt
		Name:	Terry L. Nutt
		Title:	Chief Financial Officer
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